APPENDIX A

TO THE

ADMINISTRATION AGENCY AGREEMENT BETWEEN BROWN BROTHERS

HARRIMAN & CO. AND SIX CIRCLES TRUST DATED JUNE 22, 2018

LIST OF PORTFOLIOS

UPDATED AS OF AUGUST 15, 2024

The following is a list of Portfolios for which the Administrator shall serve under this Agreement

Six Circles Ultra Short Duration Fund

Six Circles Tax Aware Ultra Short Duration Fund

Six Circles U.S. Unconstrained Equity Fund

Six Circles International Unconstrained Equity Fund

Six Circles Managed Equity Portfolio U.S. Unconstrained Fund

Six Circles Managed Equity Portfolio International Unconstrained Fund

Six Circles Global Bond Fund

Six Circles Tax Aware Bond Fund

Six Circles Credit Opportunities Fund

Six Circles Credit Opportunities Fund (Cayman) Ltd.

Six Circles Multi-Strategy Fund

Six Circles Multi-Strategy Sub-Fund I Ltd.*

Six Circles Multi-Strategy Sub-Fund II Ltd.*

*Effective upon seeding of the Fund

SIX CIRCLES TRUST		BROWN BROTHERS HARRIMAN & CO.

By:		By:
Name:	Gregory McNeil	Name:	Hugh Bolton
Title:	Treasurer, Principal Financial Officer	Title:	Principal